STRALEM & COMPANY INCORPORATED


                                 CODE OF ETHICS


            WHEREAS, STRALEM & COMPANY INCORPORATED (the "Adviser") is a registered investment adviser under the Investment Advisers Act of 1940, as amended, (the "Advisers Act") and serves as adviser to Stralem Fund (the "Trust"), a registered investment company under the Investment Company Act of 1940, as amended (the "ICA"); and

            WHEREAS STRALEM & COMPANY INCORPORATED, a registered broker dealer acts as the principal underwriter of the Trust;

            WHEREAS, Rule 17j-1 under the ICA and Rule 204A-1 under the Advisers Act require that the adviser and the principal underwriter of the Trust adopt a Code of Ethics.

            NOW, THEREFORE, the Adviser hereby adopts this Code of Ethics as of this 15th day of December, 2004 replacing and revising the Code of Ethics of the 18th day of April, 2000.

I.    DEFINITIONS

            For purposes of this Code of Ethics the following terms shall have the meanings set forth below:

      A. "Access Person" means all directors, officers and partners of the Adviser and any supervised person who has access to nonpublic information regarding any client's purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund; or who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

      B.    "Advisory Person" means

            1. any employee of the Adviser the Trust or its administrator (or of any entity in a control relationship with the Adviser or the Trust ) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information (other than publicly available information) regarding the purchase or sale of Reportable Securities by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and

            2. any natural person directly or indirectly owning, controlling, or holding with power to vote, 25% or more of the outstanding voting securities of the Adviser or Trust who obtains information (other than publicly available information) concerning recommendations made by the Adviser or the Trust with regard to the purchase or sale of a security.

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      C.    "Affiliated Persons" or "Affiliates" means

            1. any employee or Access Person of the Adviser or the Trust, and any member of the immediate family (defined as spouse, child, mother, father, brother, sister, in-law or any other relative) of any such person who lives in the same household as such person or who is financially dependent upon such person;

            2. any account for which any of the persons described in C.1. hereof is a custodian, trustee or otherwise acting in a fiduciary capacity, or with respect to which any such person either has the authority to make investment decisions or from time to time gives investment advice; and

            3. any partnership, corporation, joint venture, trust or other entity in which any employee of the Adviser or the Trust or Access Person of the Trust directly or indirectly, in the aggregate, has a 10% or more beneficial interest or for which any such person is a general partner or an executive officer.

      D. "Adviser's Client Accounts" means accounts of any persons who receive from the Adviser investment advice, recommendations, research or analyses concerning securities and from whom the Adviser receives compensation. This definition is intended to include the Trust.

      E. "Beneficial ownership of a security" by any person includes securities held by:

            1. a spouse, minor children or relatives who share the same home with such person;

            2.    an estate for such person's benefit;

            3.    a trust, of which

                  (a) such person is a trustee or such person or members of such person's immediate family have a vested interest in the income or corpus of the trust, or

                  (b)   such person owns a vested beneficial interest, or

                  (c) such person is the settlor and such person has the power to revoke the trust without the consent of all the beneficiaries;

            4.    a partnership in which such person is a partner;

            5. a corporation (other than with respect to treasury shares of the corporation) of which such person is an officer, director or 10% stockholder;

            6. any other person if, by reason of contract, understanding, relationship, agreement or other arrangement, such person obtains therefrom benefits substantially equivalent to those of ownership; or

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            7.    such person's spouse or minor children or any other person, if, even though such person does not obtain therefrom the above-mentioned benefits of ownership, such person can vest or revest title in himself at once or at some future time.

            A beneficial owner of a security also includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power and/or investment power with respect to such security. Voting power includes the power to vote, or to direct the voting of such security, and investment power includes the power to dispose, or to direct the disposition of such security. A person is the beneficial owner of a security if he has the right to acquire beneficial ownership of such security at any time within sixty (60) days.

      F. "Control" means the power to exercise a controlling influence over the management or policies of a corporation. Any person who owns beneficially, either directly or through one or more controlled corporations, more than 25% of the voting securities of a corporation shall be presumed to control such corporation.

      G.    "Employee" means any employee of the Adviser.

      H. "Initial Public Offering" means an offering of securities registered under the Securities Act of 1933 [15 U.S.C. 77a et seq.], the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934 [15 U.S.C. 78m or 78o(d)].

      I.    "Investment Adviser" means

            1.    Stralem & Company Incorporated and any successor entity;

            2. any person (other than a bona fide officer, director, trustee, member of an advisory board, or employee of the Trust, as such) who pursuant to a contract with the Trust regularly furnishes advice to the Trust with respect to the desirability of investing in, purchase or selling securities or other property, or is empowered to determine what securities or other property shall be purchased or sold by the Trust; and

            3. any other person who pursuant to a contract with a person described in clause (2) regularly performs substantially all of the duties undertaken by such person described in clause
                  (2); but does not include (i) a person whose advice is furnished solely through uniform publications distributed to subscribers thereto, (ii) a person who furnishes only statistical and other factual information, advice regarding economic factors and trends, or advice as to occasional transactions in specific securities, but without generally furnishing advice or making recommendations regarding the purchase or sale of securities, (iii) a company furnishing such services at cost to one or more investment companies, insurance companies, or other financial institutions, (iv) any person the character and amount of whose compensation for such services must be approved by a court,



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

                  or (v) such other persons as the Securities and Exchange Commission may by rules and regulations or order determine not to be an investment adviser within the intent of Section 2(a)(2) of the ICA.

      J.    "Investment Personnel" of the Adviser or the Trust means:

                  1. Any employee of the Adviser or the Trust (or of any company in a control relationship to the Adviser or the Trust) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and

                  2. Any natural person who controls the Adviser or the Trust and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

      K. "Limited Offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) [15 U.S.C. 77d(2) or 77d(6)] or pursuant to rule 504, rule 505, or rule 506 [17 CFR 230.504, 230.505, or
            230.506] under the Securities Act of 1933.

      L. "Principal underwriter" of or for the Trust (unless the Trust becomes a closed-end company), or of any security issued by the Trust, means any underwriter who as principal purchases from the Trust, or pursuant to contract has the right (whether absolute or conditional) from time to time to purchase from the Trust, any security issued by the Trust for distribution, or who as agent for the Trust sells or has the right to sell any security issued by the Trust to a dealer or to the public or both, but does not include a dealer who purchases from the Trust through a principal underwriter acting as agent for such company. "Principal underwriter" of or for a closed-end company or any issuer which is not an investment company, or of any security issued by such a company or issuer, means any underwriter who, in connection with a primary distribution of securities, (A) is in privity of contract with the issuer or an affiliated person of the issuer; (B) acting alone or in concert with one or more other persons, initiates or directs the formation of an underwriting syndicate; or (C) is allowed a rate of gross commission, spread, or other profit greater than the rate allowed another underwriter participating in the distribution.

      M. "Purchase or sale of a Reportable Security" includes the writing of an option to purchase or sell a security.

      N. "Reportable Fund" means; (i) Any fund for which the Adviser serves as an investment adviser as defined in section 2(a)(20) of the ICA; or (ii) any fund whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser

      O. "Reportable Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit



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

            for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing; provided, however, that "security" shall not mean securities issued or guaranteed by the Government of the United States, its agencies or instrumentalities, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, money market funds or shares of registered open-end investment companies other than Reportable Funds.

      P.    "Reportable Security held or to be acquired" by the Trust means:

            1.    any security which, within the most recent fifteen (15) days,

                  (a)   is or has been held by the Trust, or

                  (b) is being or has been considered by the Adviser or the Trust for purchase by the Trust; or

            2. any option to purchase or sell, and any security convertible into or exchangeable for, a security described in G.1. hereof.

II.   COMPLIANCE WITH GOVERNING LAWS, REGULATIONS AND PROCEDURES


      A. All Employees shall have and maintain knowledge of and shall comply strictly with all applicable federal and state laws and all rules and regulations of any governmental agency or self-regulatory organization governing his or her activities.

      B. The Adviser will identify all Access Persons employed directly by the Adviser. Employees beginning employment with the Adviser will be notified at the time of hire if they are Access Persons. Employees who are not Access Persons at the time of hire, may become Access Persons and such employees are obligated to comply with the reporting obligations set forth in this Code of Ethics and procedures adopted hereunder. Persons required to report under this Code of Ethics shall be listed on Exhibit A.

      C. Each Employee will be given a copy of the Code of Ethics at the time of his or her employment and each Access Person is required to submit a statement (Exhibit B) at least annually that he or she has reviewed the Code of Ethics. Each Employee shall have and maintain knowledge of and shall comply with the provisions of this Code of Ethics and any procedures adopted hereunder.



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

      D. All Employees shall comply with all laws and regulations concerning insider trading and with the Adviser's prohibition against insider trading contained in the "Insider Trading Procedures," Exhibit C to this Code of Ethics. Trading on or communicating material non-public information, or "inside information," of any sort, whether obtained in the course of research activities, through a client relationship or otherwise, is strictly prohibited.

      E. All Employees shall comply strictly with procedures established by the Adviser to ensure compliance with this Code of Ethics and with applicable federal and state laws and regulations of governmental agencies and self-regulatory organizations. Employees shall not knowingly participate in, assist, or condone (i) any act in violation of any statute or regulation governing securities matters or the Adviser, nor (ii) any act which would violate any provision of this Code of Ethics or any procedures adopted hereunder.

      F. Each Employee having supervisory responsibility shall exercise reasonable supervision over Employees subject to his or her control, with a view to preventing any violation by such persons of applicable statutes or regulations, the Trust's Code of Ethics or procedures, or the provisions of this Code of Ethics or procedures adopted hereunder.

      G. Any Employee encountering evidence that acts in violation of applicable statutes or regulations or provisions of this Code of Ethics or procedures adopted hereunder have occurred shall report such evidence to the Compliance Officer (the "Compliance Officer") of the Adviser or such other person as appointed in procedures adopted hereunder. Such action by the Employee shall remain confidential, unless the Employee waives confidentiality or federal or state authorities compel disclosure. Failure to report such evidence may result in disciplinary proceedings and may include sanctions as set forth in procedures adopted hereunder.

III.  ACTIVITIES AND TRANSACTIONS OF ACCESS PERSONS

      A. No Access Person shall recommend to, or cause or attempt to cause, the Adviser's Client Accounts or the Trust to acquire, dispose of, or hold any security (including, any option, warrant or other right or interest relating to such security) of which such Access Person or an affiliate of such Access Person has direct or indirect beneficial ownership unless the Access Person has first disclosed in writing to the Executive Vice President ("EVP") of the Adviser all facts reasonably necessary to identify the nature of the ownership of such Access Person or his or her affiliate in such security.

      B.    Limited Offerings and Initial Public Offerings:

            1. No Access Person shall acquire direct or indirect beneficial ownership of an unregistered security issues in a Limited Offering or an Initial Public Offering without obtaining the prior written approval of the Compliance Officer of the Adviser.

            2. Under normal circumstances, such approval will not be withheld if the Access



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

                  Person demonstrates in writing that:

                  (a)   the investment is not suitable for the Trust;

                  (b) the investment opportunity was unique to the individual circumstances of the Access Person; and

                  (c)   no overreaching would or could occur.

                  An Access Person who has been authorized to acquire securities in a Limited Offering must disclose the terms of such investment to the Compliance Officer of the Adviser when such Access Person plays a part in any subsequent consideration of any investment in the issuer by the Trust. The decision to purchase securities of the issuer for the Trust shall be subject to an independent review by the EVP of the Trust.

      C. If, as a result of fiduciary obligations to other persons or entities, an Access Person believes that such person or an affiliate of such person is unable to comply with certain provisions of the Code, such Access Person shall so advise the Compliance Officer of the Adviser in writing, setting forth with reasonable specificity the nature of such fiduciary obligations and the reasons why such Access Person believes such person is unable to comply with any such provisions. The Compliance Officer of the Adviser may, in his/her discretion, exempt such Access Person or an affiliate of such person from any such provisions, if the Compliance Officer of the Adviser shall determine that the services of such Access Person are valuable to the Adviser and the failure to grant such exemption is likely to cause such Access Person to be unable to render services to the Adviser. Any Access Person granted an exemption (including, an exception for an affiliate of such person), pursuant to this Section IV shall, within three business days after engaging in a purchase or sale of a security held or to be acquired by a client, furnish the Compliance Officer of the Adviser with a written report concerning such transaction, setting forth the information specified in Section IV.C hereof.

IV.   REPORTING PROCEDURES

      A. Except as provided by Section IV.E hereof, every Access Person shall report to the EVP of the Adviser the information described in Sections IV.B and IV.C hereof with respect to transactions in any security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security (whether or not such security is a security held or to be acquired by a client); provided, however, that any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

      B. Initial Holdings Report. Each Access Person, within ten days after becoming an Access Person, shall report to the EVP of the Adviser, the following information which must be current as of a date no more than 45 days prior to the date the report



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

            was submitted, in the form of Exhibit D hereto:

            1. The title, number of shares and principal amount of each Reportable Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

            2. The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became and Access Person; and

            3.    The date that the report is submitted by the Access Person.

      C. Quarterly Transactions Report. Each Access Person, within thirty days after the end of the calendar quarter in which the transaction to which the report relates was effected, shall report the following information, in the form of Exhibit E hereto:

            1.    With Respect to Transactions During the Quarter In Reportable
                  Securities:

                  (a) The date of transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Reportable Security involved;

                  (b) The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                  (c)   The price at which the transaction was effected; and

                  (d) The name of the broker, dealer or bank with or through which the transaction was effected.

                  (e)   The date that the report is submitted by the Access
                        Person.

            2. With Respect to New Accounts Established During the Quarter In Which Any Securities Were Held:

                  (a) The name of the broker, dealer or bank with whom the Access Person established the account;

                  (b)   The date the account was established; and

                  (c)   The date that the report is submitted by the Access
                        Person.

      D. Annual Holdings Report. Each Access Persons, no later than thirty calendar days after December 31 of each year, shall report the following information which must be current as of a date no more than 45 days prior to the date the report was submitted, in the form of Exhibit F hereto:

            1. The title, number of shares and principal amount of each Reportable Security in



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

                  which the Access Person had any direct or indirect beneficial interest;

            2. The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

            3.    The date that the report is submitted by the Access Person.

            In the event that no securities are held as of December 31, the report should specify that securities were not held as of such date. This report should include all securities and other financial property, including book entry shares held at companies, broker/dealers, investment advisers or other institutions and physically issued certificates held in a safe deposit box, at one's home, or in the trust department of a bank or trust company.

E.    Notwithstanding the provisions of Sections IV.A and IV.C hereof,

      1. no person shall be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence or control;

      2. no report is required with respect to transactions effected pursuant to an automatic investment plan;

      3. no report is required from an Access Person of an investment company registered under the ICA if such investment company is a money market fund or an investment company that does not invest in Reportable Securities; and

      4. no Quarterly Transactions Report is required from an Access Person if the report would duplicate information contained in broker trade confirmations or account statements received by the Adviser with respect to that Access Person, if all of the information required to be contained in the Quarterly Transactions Report is contained in such broker trade confirmations or account statements that are received within thirty days after the end of the calendar quarter.

V.    REVIEW PROCEDURES

      A. The reports submitted by Access Persons pursuant to Section IV.C hereof shall be reviewed at least quarterly by the EVP of the Adviser, or such other persons or committees as shall be designated by the Compliance Officer of the Adviser, in order to monitor compliance with this Code of Ethics. The EVP shall promptly give copies of all such reports to the Compliance Officer for his/her review. The Compliance Officer shall report all failures to comply with this Code of Ethics to the Board of Trustees of the Trust.

      B. If it is determined by the Compliance Officer of the Adviser or the Board of Trustees of the Trust that a violation of this Code of Ethics has occurred and that the person violating this Code of Ethics has purchased or sold a security at a more advantageous



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            price than that obtained by the Trust, such person shall be required to offer to sell to or purchase from the Trust, as the case may be, such security at the more advantageous price. If this cannot be consummated, then the Compliance Officer or the Board of Trustees of the Trust shall take such other course of action as it may deem appropriate. With respect to any violation of this Code of Ethics, the Compliance Officer of the Adviser or the Board of Trustees of the Trust may take any preventive, remedial or other action that it may deem appropriate. In determining whether or not there has been, or may be, a conflict of interest between the Trust and any person subject to this Code of Ethics, the Compliance Officer of the Adviser or the Board of Trustees of the Trust shall consider all of the relevant facts and circumstances.

      C. At least annually, the EVP of the Adviser shall furnish to the Board of Trustees of the Trust a written report that:

            1. Describes any issues arising under this Code of Ethics or procedures adopted hereunder, including but not limited to, any information about material violations of this Code of Ethics, procedures adopted hereunder, and sanctions imposed in response to such material violations; and

            2. Certifies that the Adviser has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

      D. The records created and maintained under this Code of Ethics shall be maintained as follows:

            1. A copy of each Code of Ethics for the Adviser, in effect at any time in the last five years, must be maintained in an easily accessible place.

            2. A record of violations of the Code of Ethics or any action taken as a result of a violation must be maintained in an easily accessible place for five years after the end of the fiscal year in which the violation occurs.

            3. A record of all written acknowledgments for each person who is currently, or within the past five years was, a access person of the Adviser.

            4. All Initial Holdings Reports, Quarterly Transactions Reports including any broker trade confirmations or account statements provided in lieu of such reports and Annual Holdings Reports from Access Persons, and all reports to the Trust shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

            5. A record of any decision, and the reasons supporting the decision, to approve the acquisition of securities by access persons in an Initial Public Offering or Limited Offering, for at least five years after the end of the fiscal year in which the approval is granted.



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

            6. A record of all persons currently or within the past five years who are or were required to make reports and persons designated to review the reports required under this Code of Ethics shall be maintained in an easily accessible place for at least five years.


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

                                                                       Exhibit A

LIST OF ACCESS PERSONS REQUIRED TO REPORT UNDER CODE OF ETHICS


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
                                                                       Exhibit B

                         STRALEM & COMPANY INCORPORATED

                                  CERTIFICATION

I hereby certify to Stralem Fund and/or Stralem & Company Incorporated that I have read and understand the Code of Ethics dated December___. 2004, and will act in accordance with the policies and procedures expressed therein.


--------------------------,2004   -------------------------------------------
(Date)                                    (Signature)

                                  --------------------------------------------
                                          (Printed Name)



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


                           Insider Trading Procedures

I.    LIABILITY FOR INSIDER TRADING.

      The unlawful use of inside information subjects the person engaged in the unlawful trading and, among them, his/her employer, to civil liability. The SEC may impose, for the first offense, civil penalties of $ 1 million or three times any profits obtained or losses avoided against controlling persons and $2.5 million for corporations for failing to take proper steps to prevent insider trading or tipping violations by those who are under their supervision. The law requires broker-dealers and investment advisers to adopt, maintain and enforce written insider trading policies and procedures designed to prevent the misuse of material nonpublic information by its directors, officers and employees.

      Failing to do so can be a predicate for an SEC enforcement action and, if violations occur, the SEC may seek to recover these new civil penalties from controlling persons and violators. Violators are also subject to criminal penalties.

      SEC Rule 10b-5 is the principal statutory prohibition against trading based upon material nonpublic information.

      SEC Rule 14e-3 under the 1934 Act, establishes a "disclose or abstain from trading" proscription that applies to any person possessing material nonpublic information that relates to a tender offer by another person (offeror), which information he/she knows or has reason to know originated, directly or indirectly, from that offeror or the target company.

      Racketeer Influenced and Corrupt Organizations Act ("civil RICO"), permits persons injured by a racketeering activity, as defined by the Act, to recover treble damages.

II.   DEFINITIONS.

      A. "Controlling Person(s)" - can be anyone with the power to influence or control the direction or the management, policies, or activities of another person, whether or not the power is exercised.

      B. "Employee and Employee-Related Accounts" - shall include the employee, parents, mother-in-law or father-in-law, husband or wife, brother and sister, brother-in-law or sister-in-law, minor children and any other relative or person residing with the employee or to whose support the employee contributes; it shall also be considered a "related" account if the employee has the ability to influence specific trading decisions and/or has a direct beneficial interest.

      C. "Front-Running" - is the trading of securities by proprietary, employee and employee-related accounts prior to the dissemination of the firm's research report to the public. The front-running concept is that the firm has an advantage of trading on the information contained in the report before the public has time to digest the information, and make an informed investment decision.



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

      D. "Insider" - includes directors, officers and employees of a company, and may also include directors, officer or employees of a company's subsidiary. A person may become a temporary Insider if they enter into a special, confidential relationship with a company in the conduct of its affairs by virtue of which the person has access to non-public information developed for the company. Temporary Insiders may include attorneys, accountant, consultants, and employees of a company's major customers or a company's material business partners.

      E. "Material Information" - Information is material if a reasonable investor would consider the information important in making an investment decision.

      F. "Need to Know Rules" - Limit the passing of confidential information only to those employees with a legitimate reason for having the information.

      G. "Non-public Information" - information shall be deemed nonpublic if it has not been either effectively communicated to the market and the market has had time to "absorb" the information. Information is considered public after it is has been filed in a report with the SEC, or widely disseminated either by wire service (such as Dow Jones or Reuters), in one or more newspapers of general circulation (such as the Wall Street Journal), or otherwise communicated from the company involved to its shareholders.

      H. "Tippee" - A "tippee" is a person who receives a "tip". He/she is considered an insider and subject to the disclose-or-refrain prohibition.

III.  INSIDER TRADING.

      A.    Insider Trading includes the following general concepts:

            1. trading by an insider while in possession of material non public information;

            2. trading by non-insiders while in possession of material non public information either improperly obtained by the non-insider or disclosed to the non-insider by an insider in violation of the insider's duty to keep such information confidential; and

            3.    communicating material non-public information to others.

      B. All employees of Stralem & Company Incorporated ("Stralem"), including temporary employees, are prohibited from engaging in Insider Trading in personal and client accounts.

      C. All employees of Stralem, including temporary employees, shall notify the Compliance Officer of Stralem if they learn of or have reason to believe that any employee of Stralem has caused or participated in a transaction that may constitute Insider Trading.

IV.   EFFECTIVE COMPLIANCE MONITORING.

      A. Annual Employee Attestation of Understanding Insider Trading Rules. Annually, each employee will be required to read and sign the Annual Employee Certification which will acknowledge that the employee has read and understands the Insider Trading Policy.

      B. Periodic Employee Reminders. The Compliance Officer of Stralem will distribute periodic memos informing employees of any changes or updates concerning Insider Trading.

      C.    Daily Trading Review.

            1. On a regular basis, the EVP of Stralem will receive the Commission Run, Trading Ledger, managed accounts order tickets and confirmations and the Stralem trade listing. The EVP of Stralem will conduct a review on insider trading utilizing the above items.

            2. All employee/related accounts are to be carefully reviewed for excessive trading and/or large orders as an indication of insider trading.

            3. The EVP of Stralem will maintain an exception listing for those instances whereby follow-up is necessary to obtain an explanation for an employee/ proprietary account unusual trading activity. The EVP will submit a copy of such list to the CCO.

            4. The report will contain the following: name of the security, the date the investigation commenced, an identification of the accounts involved and the summary of the disposition.

      D. Periodic Review of Employee Trade Activity. To reasonably ensure employee trades do not violate the provisions of the Securities Exchange Act of 1934 and the Insider Trading and Securities Fraud Act of 1988, the following procedures for review of employee accounts is established.

            1. Duplicate confirms and statements of all accounts in which any employee has a beneficial interest or discretionary authority must be mailed to the Compliance Officer. Arrangements are made for the sending of duplicates of all monthly and quarterly statements and trade confirmations to the Compliance Officer.

            2. On a periodic basis, samples of employee trades are selected and compared to trade data of advisory clients to determine if trades warrant further investigation, i.e.

                  (a)   time of employee order

                  (b)   access to client information

                  (c)   historical trading pattern of employee

                  (d)   employee interview


            3. After the confirms are reviewed, the date of review is written on the confirm and then initialed by the reviewer.

            4. Periodically, employee statements are selected for review. The statements are compared to trade data of advisory clients.

E.    Monitoring Research Recommendations.

            1. The EVP of Stralem will periodically receive and review research reports for content and appropriateness.

            2. The reports will be compared to the prior week's trade activity to determine if an employee was a recipient of a "tip."

            3. If a question arises regarding a particular security, the EVP will review all activity in the security for the week prior to and after the recommendation.

            4. Any insider trades will be immediately canceled and reportable in the error account. Notification will be made to the Compliance Officer and appropriate disciplinary action will be taken.

      F. Enforcement of the foregoing procedures. The foregoing procedures shall be maintained and enforced by the Compliance Officer. All Employees are directed and encouraged to consult with the Compliance Officer concerning the implementation and interpretation of these procedures.

      G. Record keeping Requirements. All records evidencing the routine monitoring review for Insider Trading will be maintained in accordance with SEC Rule 17a-4. Furthermore, all documentation obtained in conducting investigations of possible insider trading violations will also be maintained in accordance with 17a-4.

      H. Employee Training. The most comprehensive training effort consists of extensive education about Stralem policies and procedures, securities laws during the initial orientation period, followed by supplemental training, seminars, memoranda, etc., reinforcement of the policies and procedures and keeping employees abreast of significant judicial regulatory and industry developments will provide the employee with up to date information as well as ensuring employee awareness.

V.    EMPLOYEE CONDUCT.

      Stralem has an obligation to its clients to act in both a prudent and lawful manner. Employees of Stralem are prohibited from engaging in any Personal Securities Transaction which:

      A. would result in the buying or selling of securities in competition with buy or sell orders of, or on behalf of, clients or operate to the detriment of clients;

      B. would be for the purpose of, or result in, the buying or selling of securities to take advantage of recent or imminent trades of clients;

      C. would take place before a sufficient period of time has elapsed after an open-market purchase or sale of securities by, or on behalf of any client, for the effects of such purchase or sale on the market price to dissipate; or

      D. would result in the employee taking advantage of inside information to the detriment of the public customer.


Employee Information

                     Please Print:

                     Name:______________________________________

                     Date:______________________________________

Directions:

THE DOCUMENT ENTITLED " STRALEM'S INSIDER TRADING PROCEDURES" WILL BE PERIODICALLY RE-DISTRIBUTED FOR YOUR REVIEW AND RE-AFFIRMATION. IF THIS IS YOUR INITIAL ACKNOWLEDGMENT OF AND AGREEMENT TO COMPLY WITH THIS POLICY, DATED DECEMBER 2004, COMPLETE THE EMPLOYEE INFORMATION SECTION AND SECTION I. IF YOU HAVE PREVIOUSLY SIGNED AN "ACKNOWLEDGMENT OF POLICIES AND AGREEMENT TO COMPLY" WITH THE POLICIES AND PROCEDURES IN THESE DOCUMENTS, COMPLETE THE EMPLOYEE INFORMATION SECTION AND SECTIONS I AND II. RETURN THE COMPLETED FORM TO THE COMPLIANCE OFFICER.

NAME:_____________________________________________
           (Please print)

Section I: Acknowledgment of policies and Agreement to Comply

I have read the policies and procedures set forth in the memorandum entitled "Insider Trading Procedures" dated December 2004 I understand these policies and procedures and I agree to comply with those policies and procedures during the course of my employment with Stralem & Company Incorporated, or its affiliates.


                                  Date ________________________________________


                                  Signature __________________________________


Section II: Affirmation of prior Compliance

Since the time of my last affirmation, I have complied with all policy provisions contained in the Insider Trading Procedures.

                                  Date ________________________________________


                                  Signature __________________________________

                                                                       Exhibit D


                         STRALEM & COMPANY INCORPORATED

                  INITIAL ASSET CERTIFICATION OF ACCESS PERSONS

                                AS OF __________

Instructions

You must list each Reportable Security in which you have Beneficial Ownership, that you hold at the end of the date indicated above. All information must be current as of a date no more than 45 days prior to the date this certification is being submitted. Use additional sheets if necessary.
You must complete and sign this certification whether or not you or your broker sends statements directly to the Compliance Officer.

====================================================================================================================================
         Name of Security          Number of Shares or Principal      Registration on Security or           Nature of Interest
                                 Amount Account
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Certifications:  I hereby certify that:

1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I have Beneficial Ownership as of the date listed above.

2. I have read the Code of Ethics and certify that I am in compliance with it.

Date:_________________________     Signature:__________________________________

                                   Name:_______________________________________

                                                                       Exhibit E

                         STRALEM & COMPANY INCORPORATED

                     QUARTERLY SECURITIES TRANSACTION REPORT

                    For The Calendar Quarter Ended __________

Instructions

List all transactions in Reportable Securities in any account in which you have a Beneficial Ownership. Use additional sheets if necessary. Write "none" if you have no transactions in Reportable Securities during the quarter.
If you submit copies of your monthly brokerage statements to the Compliance Officer, and those monthly brokerage statements disclose the required information with respect to all Reportable Securities in which you have Beneficial Ownership, you need not file this form unless you have established a new account during the quarter.

===================================================================================================================================
   Name of Security    Date of Transaction   Purchase/Sale    No. of Shares or    Price  Broker, Dealer or Other Party Through Whom
                                                              Principal Amount                   Transaction Was Made
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

===================================================================================================================================


New Accounts: Complete the following information if you have opened a new securities account during the quarter. Transactions in securities should be listed above.

-----------------------------------------------------------------------------------------------------------------------------------
        Title of Account             Name and Mailing Address of                              Account Number
                                     Institution at which account was opened
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

I certify that the information provided above is correct.

Date: _________________________    Signature:________________________________

                                   Name: ____________________________________

                                                                       Exhibit F

                         STRALEM & COMPANY INCORPORATED

                  ANNUAL ASSET CERTIFICATION OF ACCESS PERSONS

                          For the Year Ended __________

Instructions

You must list each Reportable Security in which you have Beneficial Ownership, that you hold at the end of the year indicated above. All information must be current as of a date no more than 45 days prior to the date this certification is being submitted. Use additional sheets if necessary.
Write "none" if you have no transactions in Reportable Securities at year end. You must complete and sign this form for annual certification whether or not you or your broker sends statements directly to the Compliance Officer.

====================================================================================================================================
         Name of Security          Number of Shares or Principal      Registration on Security or           Nature of Interest
                                         Amount                                  Account
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

Certifications:  I hereby certify that:

1. The securities listed above, or listed in the brokerage statements that I have provided, reflect all the Reportable Securities in which I have Beneficial Ownership at the end of the period.

2. I have read the Code of Ethics and certify that I am in compliance with it.

Date: ________________________    Signature:__________________________________

                                  Name:_______________________________________

                                                                       Exhibit G


                Duplicate Copies of Confirmations and Statements
1.To:




2.From:    _____________________________

Dear Sir or Madam:

I am an employee of Stralem & Company Incorporated (investment adviser to Stralem Fund.) Please arrange for duplicate copies of statements and confirmations concerning my accounts to be sent directly to:

                     Compliance Officer,
                     Stralem & Company Incorporated
                     645 Madison Avenue
                     New York, New York 10022

I maintain, have an interest in, or exercise investment control over, the following accounts at your institution:
3.
         ----------------------------------------------
         Account Title            Account Number
         ----------------------------------------------


         ----------------------------------------------


         ----------------------------------------------


         ----------------------------------------------



Dated: _______________________

                     4.Employee Signature:______________________________
                     5.Name & Address:    ______________________________
                                          ______________________________

                                                                       Exhibit G

       INSTRUCTIONS: DUPLICATE COPIES OF CONFIRMATIONS AND STATEMENTS FORM

                           COMPLETE THIS FORM FOR EACH
     BROKERAGE FIRM, INVESTMENT ADVISER, BANK OR OTHER FINANCIAL INSTITUTION
                                  AT WHICH YOU
                              MAINTAIN AN ACCOUNT,
                         HAVE AN INTEREST IN AN ACCOUNT,
                 OR EXERCISE INVESTMENT CONTROL OVER AN ACCOUNT.

Please type or print the information requested.

Broker/Institution's Name and Mailing Address: List the name and mailing address of each brokerage firm, investment adviser, bank, or other financial institution maintaining the account. Your name.
Account Title and Number: List the complete account title and number for your own securities accounts as well as those accounts in which you have a beneficial interest or over which you exercise investment control. Employee's Signature. Sign the form and mail it to the broker or other financial institution. Print your name and address.
Mail this completed form to the broker or other financial institution.